UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 9, 2015 (April 8, 2015)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware (State or Other Jurisdiction of Incorporation)	001-09764 (Commission File Number)	11-2534306 (IRS Employer Identification No.)

400 Atlantic Street, Suite 1500
Stamford, CT 06901
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                          Completion of Acquisition or Disposition of Assets

On April 8, 2015, Harman International Industries, Incorporated (the "Company") completed the previously announced acquisition of Symphony Teleca Corporation ("Symphony Teleca"), a privately held company, pursuant to the Agreement and Plan of Merger, dated as of January 22, 2015 (the "Merger Agreement"), by and among the Company, Symphony Teleca, Sabita Sub, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), and Symphony Technology Group, L.L.C., solely in its capacity as Representative of the securityholders of Symphony Teleca, and separate Rollover Agreements, dated as of January 22, 2015 (the "Rollover Agreements" and together with the Merger Agreement, the "Transaction Agreements"), by and among the Company, Merger Sub and certain stockholders of Symphony Teleca.

Pursuant to the Rollover Agreements, Harman acquired certain shares of capital stock of Symphony Teleca in exchange in part for 1,410,161 shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock").

Subsequently, pursuant to the Merger Agreement, Merger Sub merged with and into Symphony Teleca (the "Merger"), with Symphony Teleca surviving the Merger as a wholly owned subsidiary of the Company.   Pursuant to the Merger Agreement, upon effectiveness of the Merger securityholders of Symphony Teleca were entitled to receive cash consideration of approximately $305 million (subject to adjustment to the extent actual working capital and net indebtedness as of the closing date differs from the estimated working capital and net indebtedness).  The remaining portion of the purchase price will be payable in cash in the first quarter of calendar year 2016. In addition, securityholders of Symphony Teleca may also be entitled to an additional earn-out payment in the first quarter of calendar year 2016 based on Symphony Teleca's calendar year 2015 performance.

The foregoing description of the Transaction Agreements is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1, and the Rollover Agreements, the form of which was filed as Exhibit 2.2, to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2015, and incorporated herein by reference in their entirety.

Item 3.02.                          Unregistered Sales of Equity Securities

Under the terms of the Rollover Agreements described in Item 2.01 above, the Company issued 1,410,161 shares of Company Common Stock to the stockholders of Symphony Teleca party to the Rollover Agreements (the "Rollover Holders") in exchange in part for a number of their shares of Symphony Teleca capital stock.  The Company Common Stock was valued as provided in the Rollover Agreements at approximately $147 million.  The issuance of shares of Company Common Stock was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D promulgated thereunder, in reliance on each Rollover Holder's representation that it is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act.

Item 7.01.                          Regulation FD Disclosure.

On April 9, 2015, the Company issued a press release announcing the completion of the acquisition of Symphony Teleca. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities thereof, nor shall it be incorporated by reference into future filings by the Company under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01.                          Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated January 22, 2015, by and among Symphony Teleca Corporation, Harman International Industries, Incorporated, Sabita Sub, Inc., and Symphony Technology Group, L.L.C., solely in its capacity as Representative of the securityholders of Symphony Teleca (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Harman International Industries, Incorporated on January 26, 2015).

2.2	Form of Rollover Agreement (incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K filed by Harman International Industries, Incorporated on January 26, 2015).
99.1	Press Release, dated April 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

	By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: April 9, 2015

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated January 22, 2015, by and among Symphony Teleca Corporation, Harman International Industries, Incorporated, Sabita Sub, Inc., and Symphony Technology Group, L.L.C., solely in its capacity as Representative of the securityholders of Symphony Teleca (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Harman International Industries, Incorporated on January 26, 2015).

2.2	Form of Rollover Agreement (incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K filed by Harman International Industries, Incorporated on January 26, 2015).
99.1	Press Release, dated April 9, 2015